UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

BIONOMICS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-41157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Greenhill Road Eastwood, SA Australia	5063
(Address of principal executive offices)	(Zip Code)

+61 8 8150 7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares	BNOX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

ATM Offering

On November 18, 2024, Bionomics Limited (“Bionomics” or the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“HCW” or the “Sales Agent”). Pursuant to the Sales Agreement, the Sales Agent will act as the Company’s agent with respect to an offering and sale, at any time and from time to time, of the Company’s American Depository Shares, no par value per share (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $2,000,000 under the Sales Agreement. Sales of the Shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use commercially reasonable efforts consistent with normal trading and sales practices.

The offer and sale of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (“SEC”) on November 18, 2024 (File No. 333-283306, the “Registration Statement”), and a related prospectus, as supplemented by a prospectus supplement pursuant to Rule 424(b) under the Securities Act. We will not make any offers or sales of ADS’s or any other securities registered thereunder unless and until the Registration Statement is declared effective by the SEC. We are not obligated to make any sales of Shares under the Sales Agreement and no assurance can be given that we will sell any Shares under the Sales Agreement, or, if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place.

The Company or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $2,000,000, or sooner if either the Company or the Sales Agents terminate the Sales Agreement.

The Company will pay the Sales Agent a cash commission in an amount up to 3.0% of the gross proceeds from each sale of Shares sold pursuant to the Sales Agreement, and will reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the Registration Statement, prospectus, Prospectus Supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is not complete and is, therefore, qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement, upon effectiveness, and a final Prospectus Supplement related thereto.

The legal opinion of Johnson Winter Slattery, Australian counsel, relating to the legality of the issuance and sale of the Shares, is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. Rimon P.C. is acting as U.S counsel to the Company in connection with the transactions and offering described in the Registration Statement and prospectus supplement related thereto.

Prior ATM Program Termination

The ATM program replaces the “at-the-market” offering of Shares on Form F-3 (File No. 333-271696) having an aggregate sale price of up to $11,500,000 (the “Previous ATM Offering”) pursuant to the Controlled Equity Offering Sales Agreement, dated May 5, 2023 (the “Previous ATM Agreement”) between the Company and Cantor Fitzgerald & Co. (the “Previous ATM Agent”). The Company terminated the Previous ATM Offering and the Previous ATM Agreement with the Previous ATM Agent prior to entry into the Sales Agreement, and in order to proceed with the new ATM offering with the Sales Agent.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
5.1	Legal Opinion of Johnson Winter Slattery
10.1	At The Market Offering Agreement, dated as of November 18, 2024, between Bionomics Limited and H.C. Wainwright & Co., LLC
23.1	Consent of Johnson Winter Slattery (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIONOMICS LIMITED

Date: November 21, 2024	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
President and Chief Executive Officer

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